UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2019

MILLBURN MULTI-MARKETS FUND L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-54028	26-4038497
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o Millburn Ridgefield Corporation

55 West 46th Street, 31st Floor

New York, New York 10036

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 332-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to Section 15 of the Third Amended and Restated Agreement of Limited Partnership of Millburn Multi-Markets Fund L.P. (the “Registrant”), Millburn Ridgefield Corporation, the general partner of the Registrant (“General Partner”), amended the Registrant’s limited partnership agreement effective August 24, 2019.

The amendments to the Partnership Agreement were made to (i) update the principal office of the Partnership; (ii) clarify the subscription and withdrawal process with respect to the Partnership’s investment in Millburn Multi-Markets Trading L.P.; and (iii) clarify the Partnership’s ability to enter into side letter agreements with Limited Partners.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Fourth Amended and Restated Limited Partnership Agreement of Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 28, 2019

MILLBURN MULTI-MARKETS FUND L.P.

By: Millburn Ridgefield Corporation, General Partner

By:	/s/ Gregg Buckbinder
	Name:	Gregg Buckbinder
	Title:	President and Chief Financial Officer

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